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                                                                    EXHIBIT 10.1

               THIRD AMENDMENT TO SEVERANCE COMPENSATION AGREEMENT

This Third Amendment to Severance Compensation Agreement (this "Amendment") is entered into as of the 1st day of October 2002, and effective as of May 3, 2002 between LIN Television Corporation, a Delaware corporation (the "Company"), and GARY R. CHAPMAN (the "Executive").

WHEREAS the Company and the Executive are parties to that certain Severance Compensation Agreement, dated as of September 5, 1996, as amended on October 1, 1999 and August 30, 2000 (the "Agreement");

WHEREAS the Company believes it is in its best interest to reinforce and encourage Executive's continued disinterested attention and undistracted dedication in the potentially disturbing circumstances of a possible change in control of the Company; and

WHEREAS the parties desire to amend the Agreement upon the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. The definitions of the Agreement contained in Section 1 of the Agreement are hereby amended by adding each of the following terms in alphabetical order to the other defined terms set forth in Section 1:

       ""Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

       "Board of Directors" shall mean the Board of Directors of LIN TV.

       "Continuing Directors" shall mean any Person who (i) was a member of the Board of Directors on May 3, 2002, (ii) is thereafter nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who are members of such Board of Directors at the time of such nomination or election or (iii) is a member of the Board of Directors and also a member of the Shareholder Group."

       "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

       "LIN Holdings" shall mean LIN Holdings Corp., a Delaware corporation.

       "LIN TV" shall mean LIN TV Corp., a Delaware corporation.

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       "Notice of Termination" shall mean notice to Executive that his or her employment is terminated.

       "Person" or "Persons" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

       "Shareholder Group" shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates and their respective employees, officers and directors."

3. The definition of "Hicks Muse Change in Control" contained in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

       ""Hicks Muse Change in Control" shall mean the first to occur of any of the following events:

              (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of LIN TV or the Company to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than (A) one or more members of the Shareholder Group or (B) solely in respect of the Company, a wholly-owned subsidiary of LIN TV.

              (ii) a majority of the Board of Directors shall consist of Persons who are not Continuing Directors;

              (iii) the acquisition by any Person or group of related Persons for purposes of Section 13(d) of the Act (other than one or more members of the Shareholder Group or, with respect to a transferee of shares of Class C Common Stock, par value $0.01 per share, of LIN TV, any Person approved by an affirmative vote of no less than two-thirds of the disinterested members of the Board of Directors) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of LIN TV; or

              (iv) LIN TV shall cease, whether directly or indirectly through one or more wholly-owned subsidiaries, including LIN Holdings, to have the power to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company."

4. The definition of "Recapitalization" contained in Section 1 of the Agreement is hereby deleted in its entirety.

5. At the end of the first sentence of Section 2 of the Agreement, the following phrase is hereby inserted:

       "("Severance Compensation Trigger")"

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6.     Except as otherwise specifically amended hereby, the Agreement remains in full force and effect, without other amendment.

7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LIN TELEVISION CORPORATION                   EXECUTIVE

By:    _____________________________         By:  ______________________________

Name:  _____________________________              Gary R. Chapman

Title: _____________________________

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